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                         FUND PARTICIPATION AGREEMENT
                         ----------------------------

      THIS AGREEMENT is made and entered into this 1st day of May, 2006 by and among the following parties:

      o AMERICAN CENTURION LIFE ASSURANCE COMPANY ("American Centurion Life"), a New York corporation, on its own behalf and on behalf the separate accounts set forth on Exhibit A hereto as may be amended from time to time (each such account referred to as a " Separate Account" as defined below);

      o IDS LIFE INSURANCE COMPANY OF NEW YORK ("IDS Life of New York"), a New York corporation, on its own behalf and on behalf of the separate accounts set forth on Exhibit B hereto as may be amended from time to time (each such account referred to as a "Separate Account" as defined below);

      (Each of American Centurion Life Assurance Company and IDS Life Insurance Company of New York, are also hereinafter referred to as an "Insurance Company")

      o THE DREYFUS CORPORATION, a New York corporation, (hereinafter "Dreyfus" as defined below);

      o     DREYFUS VARIABLE INVESTMENT FUND; and,

      o     DREYFUS INVESTMENT PORTFOLIOS.

      Each of DREYFUS VARIABLE INVESTMENT FUND and DREYFUS INVESTMENT PORTFOLIOS are a "Participating Fund" as defined below.

                                   ARTICLE I
                                  DEFINITIONS

1.1   "Act" shall mean the Investment Company Act of 1940, as amended.

1.2 "Board" shall mean the Board of Directors or Trustees, as the case may be, of a Participating Fund, which has the responsibility for management and control of the Participating Fund.

1.3 "Business Day" shall mean any day for which a Participating Fund calculates net asset value per Share (as defined below) as described in the Participating Fund's Prospectus.

1.4   "Commission" shall mean the Securities and Exchange Commission.

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1.5   "Contract" shall mean a variable annuity or variable life insurance contract that uses any Participating Fund as an underlying investment medium. Individuals who participate under a group Contract are "Participants."

1.6 "Contractholder" shall mean any entity that is a party to a Contract (including any Participants thereunder) with a Participating Company (as defined below).

1.7 "Disinterested Board Members" shall mean those members of the Board of a Participating Fund that are not deemed to be "interested persons" of the Participating Fund, as defined by the Act.

1.8 "Dreyfus" shall mean The Dreyfus Corporation and its affiliates, including Dreyfus Service Corporation.

1.9 "Insurance Company's General Account(s)" shall mean the general account(s) of Insurance Company and its affiliates that invest in Shares of a Participating Fund.

1.10 "Participating Companies" shall mean any insurance company (including Insurance Company) that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with one or more of the Participating Funds for the purpose of making Participating Fund Shares available to serve as the underlying investment medium for the aforesaid Contacts.

1.11 "Participating Fund" shall mean each investment company, including, as applicable, any series thereof, specified in Exhibit B, as such Exhibit may be amended from time to time by agreement of the parties hereto, the Shares of which are available to serve as the underlying investment medium for the aforesaid Contracts.

1.12 "Prospectus" shall mean the current prospectus and statement of additional information of a Participating Fund, relating to its Shares, as most recently filed with the Commission.

1.13 "Separate Account" shall mean a separate account established by Insurance Company in accordance with the applicable state law as set forth on Exhibit A, as such Exhibit may be revised from time to time.

1.14 "Shares" shall mean (i) each class of shares of a Participating Fund set forth on Exhibit A next to the name of such Participating Fund, as such Exhibit may be revised from time to time, or (ii) if no class of shares is set forth on Exhibit B next to the name of such Participating Fund, the shares of the Participating Fund.

1.15 "Software Program" shall mean the software program used by a Participating Fund for providing Fund and account balance information including net asset value per Share. Such Program may include the Lion System. In situations where the Lion System or any other Software Program used by a Participating Fund is not available, such information


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      may be provided by telephone. The Lion System shall be provided to
      Insurance Company at no charge.

           ARTICLE 1A. AMENDMENT AND RESTATEMENT; FORM OF AGREEMENT
                       --------------------------------------------

1A.1 Dreyfus and the Participating Funds acknowledge the planned merger of American Centurion Life with and into IDS Life of New York (the "Merger") and the "intact transfer" ("Transfer") of the Separate Accounts of American Centurion Life to IDS Life of New York by operation of law and incident to the Merger, on December 31, 2006 at 10:59:59 p.m. Central Time ("Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life of New York to RiverSource Life Insurance Company of New York simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Exhibits to American Centurion Life and IDS Life Insurance Company of New York shall mean and refer to RiverSource Life Insurance Co. of New York. Dreyfus and the Participating Funds consent to the transfer of the rights and obligations of American Centurion Life under this Agreement to IDS Life of New York at the Effective Time of the Merger.

1A.2 This agreement shall amend and supersede the Participation Agreement dated as of September 14, 2004, as amended April 30, 2004, among American Centurion Life, Dreyfus and the Participating Funds with respect to all investments by American Centurion Life or its Separate Accounts in such Participating Funds prior to the date of this Agreement. In addition, the foregoing parties hereby amend and restate their agreements as set forth herein to include among other agreements, the addition of IDS Life of New York as a party to this agreement in respect of its Separate Accounts as set forth on Exhibit A to this Agreement, and in contemplation of the Transfer of the Separate Accounts of American Centurion Life to IDS Life of New York on December 31, 2006, incident to the Merger. Although the parties have executed this Agreement in this form for administrative convenience, this Agreement shall create a separate participation agreement with each Insurance Company until the Effective Time of the Merger.

                                  ARTICLE II
                                REPRESENTATIONS

2.1 Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Separate Account pursuant to the applicable insurance laws and the regulations thereunder for the purpose of offering to the public certain individual and group variable annuity and variable life insurance contracts; (c) it has, to the extent required under applicable law, registered each Separate Account as a unit investment trust under the Act to serve as the segregated investment account for it's Contracts; and (d) each Separate Account is eligible to invest in Shares of each Participating Fund without such investment disqualifying any Participating Fund as an investment medium


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      for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2 Insurance Company represents and warrants that (a) to the extent required under applicable law, its Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended ("1933 Act"); (b) its Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of its Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to notify each Participating Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Participating Fund of which it becomes aware.

2.3 Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4 Each Participating Fund represents that it is and is intended to remain registered with the Commission under the Act as an open-end, management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Participating Fund to operate and offer its Shares as an underlying investment medium for Participating Companies.

2.5 Each Participating Fund represents that it is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6 Insurance Company represents and agrees that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify each Participating Fund and Dreyfus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Insurance Company agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).


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2.7   Each Participating Fund represents and agrees that it will maintain its assets such that, at the close of each calendar quarter (or within 30 days thereafter), it will be "adequately diversified" within the naming of Section 817(h) of the Code and Treasury Regulation 1.817-5. In the event of a breach of this representation and warranty by the Participating Fund, it and/or its investment adviser will take all reasonable steps to notify the Company of such breach and to adequately diversify the Participating Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

2.8 Insurance Company agrees that each Participating Fund shall be permitted (subject to the other terms of this Agreement) to make its shares available to other Participating Companies and Contractholders.

2.9 Each Participating Fund represents and warrants that any of its directors, trustees, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Participating Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of each Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Participating Fund as stated in Section 2.9. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 The Insurance Company acknowledges that each Participating Fund has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of the Shares of the Participating Fund in quantities great enough to disrupt orderly management of the corresponding Participating Fund's investment portfolio. These policies are disclosed in the current prospectus for the Participating Fund.

      The Participating Fund acknowledges that the Insurance Company, on behalf of its Separate Account, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Separate Account including those investing in the Participating Fund which are available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Separate Account through which the Contracts are offered.

      Dreyfus and the Participating Fund may consider the Insurance Company's policies and procedures pertaining to frequent transfers of Contract value among the subaccounts of its Separate Account, including those investing in the Participating Fund, when the Participating Fund periodically reviews or amends its disruptive trading policies and procedures. Dreyfus and the Participating Fund may invite comment from and confer


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      with the Insurance Company regarding any proposed policy and procedure of the Participating Fund pertaining to disruptive trading to determine, prior to adopting such proposed policy or procedure, the Insurance Company's then-present ability to apply such proposed policy or procedure to Contractholders who allocate Contract value to subaccounts investing in the Participating Fund which is available under the Contracts, including without limitation whether the Insurance Company can apply such proposed policy or procedure without the need to modify its automated data processing systems or to develop and staff manual systems to accommodate the implementation of the Participating Fund's proposed policy or procedure.

      The Insurance Company will cooperate with Dreyfus and the Participating Fund's reasonable requests in taking steps to deter and detect such transfers by Contractholders. Subject to applicable law and the terms of each Contract, the Company will furnish other information the Participating Fund, directly or through its agent, reasonably requests regarding frequent transfers by Contractholders among the subaccounts investing in the Participating Fund which is available under the Contracts.

2.12 The parties to this Agreement represent and warrant that they shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

                                  ARTICLE III
                           PARTICIPATING FUND SHARES

3.1 The Contracts funded through the Separate Account will provide for the investment of certain amounts in Shares of each Participating Fund.

3.2 Each Participating Fund agrees to make its Shares available for purchase at the then applicable net asset value per Share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, each Participating Fund may refuse to sell its Shares to any person, or suspend or terminate the offering of its Shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of its Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the Participating Fund's shareholders.

3.3 Each Participating Fund agrees that Shares of the Participating Fund will be sold only to (a) Participating Companies and their separate accounts or (b) "qualified pension or retirement plans" as determined under Section 817(h)(4) of the Code. Except as otherwise set forth in this Section 3.3, no shares of any Participating Fund will be sold to the general public.


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3.4   Each Participating Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per Share basis to Insurance Company by 6:00 p.m. Eastern time on each Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to Insurance Company. If Insurance Company is provided with materially incorrect net asset value information, Insurance Company will be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per share. Non-material errors will be corrected in the next Business Day's net asset value per Share.

3.5 At the end of each Business Day, Insurance Company will use the information described in Sections 3.2 and 3.4 to calculate the unit values of the Separate Account for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of the Shares of each Participating Fund that will be purchased or redeemed at that day's closing net asset value per Share. The net purchase or redemption orders will be transmitted to each Participating Fund by Insurance Company by 11:00 a.m. Eastern time on the Business Day next following Insurance Company's receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company's General Accounts shall be effected at the net asset value per Share of each Participating Fund next calculated after receipt of the order by the Participating Fund or its Transfer Agent.

3.6 Each Participating Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of Shares of the Participating Fund for the Separate Account. Each Participating Fund will execute orders at the applicable net asset value per Share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Participating Fund receives notice of such orders by 11:00 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Shares of the Participating Fund, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value per Share computed on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied in accordance with the requirements of this Section and Section 3.8. Insurance Company represents and warrants that all orders submitted by the Insurance Company for execution on the effective trade date shall represent purchase or redemption orders received from its Contractholders prior to the close of trading on the New York Stock Exchange on the effective trade date.

3.7 Insurance Company will make its best efforts to notify each applicable Participating Fund in advance of any unusually large purchase or redemption orders.

3.8 If Insurance Company's order requests the purchase of Shares of a Participating Fund, Insurance Company will pay for such purchases by wiring Federal Funds to the


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      Participating Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the applicable Participating Fund payment in Federal Funds by 12:00 noon Eastern Time on the Business Day the Participating Fund receives the notice of the order pursuant to Section
      3.5. Each applicable Participating Fund will execute such orders at the applicable net asset value per Share determined as of the close of trading on the effective trade date if the Participating Fund receives payment in Federal Funds by 12:00 midnight Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to
      Section 3.5. If payment in Federal Funds for any purchase is not received or is received by a Participating Fund after 12:00 midnight Eastern time on such Business Day, Insurance Company shall promptly, upon each applicable Participating Fund's request, reimburse the respective Participating Fund for any charges, costs, fees, interest or other expenses incurred by the Participating Fund in connection with any advances to, or borrowings or overdrafts by, the Participating Fund, or any similar expenses incurred by the Participating Fund, as a result of portfolio transactions effected by the Participating Fund based upon such purchase request. If Insurance Company's order requests the redemption of any Shares of a Participating Fund valued at or greater than $1 million dollars, the Participating Fund will wire such amount to Insurance Company within five days of the order.

3.9 Each Participating Fund has the obligation to ensure that its Shares are registered with the Commission at all times.

3.10 Each Participating Fund will confirm each purchase or redemption order made by Insurance Company. Transfers of Shares of a Participating Fund will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record Shares ordered from a Participating Fund in an appropriate title for the corresponding account.

3.11 Each Participating Fund shall credit Insurance Company with the appropriate number of Shares.

3.12 On each ex-dividend date of a Participating Fund or, if not a Business Day, on the first Business Day thereafter, each Participating Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per Share. All dividends and capital gains shall be automatically reinvested in additional Shares of the applicable Participating Fund at the net asset value per Share on the ex-dividend date; provided, however, Insurance Company reserves the right to receive all such dividends and distributions in cash. Each Participating Fund shall, on the day after the ex-dividend date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of Shares so issued.

3.13 To the extent that a Separate Account is properly exempt from registration under the Act, at least once annually, at the request of a Participating Fund, or its designee, Insurance Company will certify the amount of purchases and redemptions of Shares from such Separate Account for the Participating Fund's most recent fiscal year end.


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                                  ARTICLE IV
                            STATEMENTS AND REPORTS

4.1 Each Participating Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company's Participating Fund accounts by the fifteenth (15th) Business Day of the following month.

4.2 Each Participating Fund shall distribute to Insurance Company copies of the Participating Fund's Prospectus, proxy materials, notices, periodic reports and other printed materials (which the Participating Fund customarily provides to the holders of its Shares) in quantities as Insurance Company may reasonably request for distribution to each of its Contractholders. Insurance Company may elect to print the Participating Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information, which are also offered in Insurance Company's insurance product at its own cost. At Insurance Company's request, the Participating Fund will provide, in lieu of printed documents, camera-ready copy or diskette of its prospectuses, annual and semi-annual reports for printing by the Insurance Company.

4.3 Each Participating Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Participating Fund or its Shares (except for such materials that are designed only for a class of shares of a Participating Fund not offered to the Insurance Company pursuant to this Agreement), contemporaneously with the filing of such document with the Commission or other regulatory authorities. Upon request of Insurance Company, each Participating Fund will provide written instruction to Participating Companies each time the Participating Fund amends or supplements a Participating Fund's current prospectus or statement of additional information directing the Participating Companies as to whether the amendment or supplement is to be provided (a) immediately to Contract owners who have Contract value allocated to a Participating Fund or (b) is to be held and combined with another Participating Fund or Contract related mailing as permitted by applicable federal securities laws. Each Participating Fund agrees that the instruction it gives the Insurance Company in each instance will be identical to the instruction it provides other Participating Companies.

4.4 Insurance Company will provide to each Participating Fund at least one copy of all registration statements, prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to its Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5 Insurance Company will provide Participating Funds on a semi-annual basis, or more frequently as reasonably requested by the Participating Funds, with a current tabulation


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      of the number its existing Contractholders whose Contract values are invested in the Participating Funds. This tabulation will be sent to Participating Funds in the form of a letter signed by a duly authorized officer of the Insurance Company attesting to the accuracy of the information contained in the letter.

                                   ARTICLE V
                                   EXPENSES

5.1 The charge to each Participating Fund for all expenses and costs of the Participating Fund, including but not limited to management fees, Rule 12b-1 fees, if any, administrative expenses and legal and regulatory costs, will be included in the determination of the Participating Fund's daily net asset value per Share.

5.2 Except as otherwise provided in this Agreement and, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of any Participating Fund or expenses relating to the distribution of its Shares. Insurance Company shall pay the following expenses or costs:

      a. Such amount of the production expenses of any Participating Fund materials, including the cost of printing a Participating Fund's Prospectus, or marketing materials for prospective Insurance Company Contractholders as Dreyfus and Insurance Company shall agree from time to time.

      b. Distribution expenses of any Participating Fund materials or marketing materials for prospective Insurance Company
            Contractholders.

      A Participating Fund's principal underwriter may pay Insurance Company, or the broker-dealer acting as principal underwriter for the Insurance Company's Contracts, for distribution and other services related to the Shares of the Participating Fund pursuant to any distribution plan adopted by the Participating Fund in accordance with Rule 12b-1 under the Act, subject to the terms and conditions of an agreement between the Participating Fund's principal underwriter and Insurance Company or the principal underwriter for the Insurance Company's Contracts, as applicable, related to such plan.

      Except as provided herein, all other expenses of each Participating Fund shall not be borne by Insurance Company. Participating Fund shall pay the following expenses or costs:

      (a) Such amount of the production expenses of any Participating Fund materials, including the cost of printing a Participating Fund's Prospectus, annual reports and semi-annual reports for existing Insurance Company Contractholders and Participants as Dreyfus and Insurance Company shall agree from time to time;

      (b) distribution expenses of any Participating Fund materials for existing Insurance Company Contractholders and Participants;


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      (c)   text composition and printing of proxy statements and voting instruction solicitation materials to Contractholders with respect to proxies related to the Fund; and

      (d) mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contractholders with respect to proxies related to the Fund.

                                  ARTICLE VI
                               EXEMPTIVE RELIEF

6.1 Insurance Company has reviewed a copy of the Order dated February 5, 1998 of the Commission under Section 6(c) of the Act with respect to the Participating Funds and, in particular, has reviewed the conditions to the relief set forth in the Notice of Application for agenda order. As set forth therein, Insurance Company agrees, as applicable, to report any potential or existing conflicts promptly to the Board and, in particular, whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in a Participating Fund, the Board shall give prompt notice to all Participating Companies and any other Participating Fund. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

      a. Withdrawing the assets allocable to the Separate Account from the Participating Fund and reinvesting such assets in another Participating Fund (if applicable) or a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders; and/or

      b.    Establishing a new registered management investment company.

6.3 If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in a Participating Fund, Insurance Company may be required, at the Board's election, to withdraw the investments of the affected subaccount of the Separate Account in that Participating Fund and terminate this Agreement with regard to such subaccount;


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      provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Subject to Board Members fiduciary responsibility, any such withdrawal and termination must take place within six (6) months after the Participating Fund gives written notice to Insurance Company that this provision is being implemented. Until the end of such six-month period the investment adviser of the Participating Fund and the Participating Fund will, to the extent permitted by law and any exemptive relief previously granted to the Participating Fund, continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of the Participating Fund.

6.4 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will any Participating Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5 No action by Insurance Company taken or omitted, and no action by the Separate Account or any Participating Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this
      Article VI, shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

6.6 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Insurance Company conflicts with the majority of other state insurance regulators, then Insurance Company will withdraw the affected subaccount of the Separate Account's investment in the Participating Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Participating Fund gives written notice to Insurance Company that this provision is being implemented. Until the end of such six-month period the investment adviser of the Participating Fund and the Participating Fund will, to the extent permitted by law and any exemptive relief previously granted to the Participating Fund, continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of the Participating Fund.

                                  ARTICLE VII
                      VOTING SHARES OF PARTICIPATING FUND

7.1 Each Participating Fund shall provide Insurance Company with copies, at no cost to Insurance Company, of the Participating Fund's proxy materials, reports to shareholders


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

      and other communications to shareholders (except for such materials that are designed only for a class of shares of a Participating Fund not offered to the Insurance Company pursuant to this Agreement) in such quantity as Insurance Company shall reasonably require for distributing to its Contractholders.

      If and to the extent required by law, Insurance Company shall:

      a. Solicit voting instructions from its Contractholders on a timely basis and in accordance with applicable law;

      b. vote the Shares of the Participating Fund in accordance with instructions received from its Contractholders; and

      c. vote the Shares of the Participating Fund for which no instructions have been received in the same proportion as Shares of the Participating Fund for which instructions have been received;

      So long as and to the extent that the Commission continues to interpret the Act to require pass-through voting privileges for variable contract owners.

      Insurance Company agrees at all times to vote Shares held by Insurance Company's General Account in the same proportion as Shares of the Participating Fund for which instructions have been received from Insurance Company's Contractholders. Insurance Company further agrees to be responsible for assuring that voting the Shares of the Participating Fund for the Separate Account is conducted in a manner consistent with other Participating Companies.

7.2 Insurance Company agrees that it shall not, without the prior written consent of each applicable Participating Fund and Dreyfus, solicit, induce or encourage Contractholders to change or supplement the Participating Fund's current investment adviser.

7.3 Each participating Fund will comply with all provisions of the Act requiring voting by shareholders, and in particular, the Participating Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the Act not to require such meetings) or, as the Participating Fund currently intends, to comply with Section 16(c) of the Act (although Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Participating Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.


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

                                 ARTICLE VIII
                         MARKETING AND REPRESENTATIONS

8.1 Each Participating Fund or its principal underwriter shall periodically furnish Insurance Company with the following documents relating to the Shares of the Participating Fund, in quantities as Insurance Company may reasonably request:

      a.    Current Prospectus and any supplements thereto; and

      b.    Other marketing materials.

      Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.

8.2 Insurance Company shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3 Insurance Company shall furnish, or shall cause to be furnished, to each applicable Participating Fund or its designee, each piece of sales literature or other promotional material in which the Participating Fund, its investment adviser or the administrator, or Dreyfus is named, at least ten Business Days prior to its use. No such material shall be used unless the Participating Fund or its designee approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Each applicable Participating Fund or its designee, as the case may be, shall use all reasonable efforts to respond within five days of receipt.

8.4 Insurance Company shall not give any information or make any representations or statements on behalf of a Participating Fund or concerning a Participating Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus of, as may be amended or supplemented from time to time, or in reports or proxy statements for, the applicable Participating Fund, or in sales literature or other promotional material approved by the applicable Participating Fund.

8.5 Each Participating Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Participating Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least ten Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within five days of receipt.


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

8.6 No Participating Fund shall, in connection with the sale of Shares of the Participating Fund, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account that are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

                                  ARTICLE IX
                                INDEMNIFICATION

9.1 Insurance Company agrees to indemnify and hold harmless each Participating Fund, Dreyfus, each respective Participating Fund's investment adviser and sub-investment adviser (if applicable), each respective Participating Fund's distributor, and their respective affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Fund Indemnified Parties"), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which any such Fund Indemnified Party may become subject, under the 1933 Act, the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund or with respect to the Separate Account or Contracts, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any conduct, statement or representation (other than statements or representations contained in the Prospectus and sales literature or advertisements of the respective Participating Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which the Shares of the respective Participating Fund are an underlying investment; (iii) wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or the Shares of the respective Participating Fund; (iv) arise out of or are based on any wrongful conduct of, or violation of, applicable federal and state law by Insurance Company or persons under its control or subject to its authorization; (v) any incorrect calculation and/or untimely reporting by Insurance Company of net purchase or redemption orders; or (vi) any misrepresentation breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Fund Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the respective Participating Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2 Each Participating Fund and Dreyfus severally agree to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act ("collectively, the Insurance Company Indemnified Parties"), against any losses, claims, damages or liabilities to which any such Insurance Company Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund; (ii) any omission to state in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or
      (iii) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the respective Participating Fund; if such statement or omission was made in reliance on and in conformity with information furnished to Insurance Company by the Participating Fund
      (iv) any wrongful conduct of, or violation of applicable federal and state law by, the investment adviser of a Participating Fund or a Participating Fund or persons under their respective control or subject to their authorization with respect to the sale of shares in the Participating Fund; or (v) any failure by a Participating Fund, the investment adviser of the Participating Fund or persons under their respective control or subject to their authorization to provide the services and furnish the materials under the terms of this Agreement including, but not limited to, a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Section 2.7 of this Agreement; or (vi) any material breach of any representation and/or warranty made by the investment adviser of a Participating Fund or the Participating Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the investment adviser of a Participating Fund or the Participating Fund or persons under their respective control or subject to their authorization; and the respective Participating Fund will reimburse reasonable costs directly related to any legal or other expenses reasonably incurred by Insurance Company or any such director, trustee, officer, partner, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the respective Participating Fund will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the respective Participating Fund by Insurance Company specifically for use therein; and provided, further, that the Participating Fund shall not be liable for special, consequential, indirect, punitive, exemplary or incidental damages. This indemnity agreement will be in addition to any liability which the respective Participating Fund may otherwise have. Dreyfus will reimburse any legal or other expenses reasonably incurred by any Insurance Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither Dreyfus nor any Participating Fund will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the respective Participating Fund by Insurance Company specifically for use therein. This indemnity agreement will be in addition to any liability which Dreyfus may otherwise have.

9.3 Each Participating Fund severally shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the respective Participating Fund's (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the respective Participating Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company.

9.4 Insurance Company shall indemnify and hold harmless each Participating Fund, Dreyfus and any investment adviser of the Participating Fund against any tax liability incurred by the Participating Fund under
      Section 851 of the Code arising from purchases or redemptions by Insurance Company's General Account(s) or the account of its affiliates.

9.5 Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this
      Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

      A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The provisions of this Article IX shall survive termination of this Agreement.

9.6 The indemnity agreements contained in this Article IX shall not protect any indemnified party against liability to which such party would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such party's office, as the case may be.

                                   ARTICLE X
                         COMMENCEMENT AND TERMINATION

10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2  This Agreement shall terminate without penalty:

      a. As to any Participating Fund, at the option of Insurance Company or the Participating Fund at any time from the date hereof upon 120 days' notice, unless a shorter time is agreed to by the respective Participating Fund and Insurance Company;

      b. As to any Participating Fund or its investment adviser, at the option of Insurance Company, if Shares of that Participating Fund are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Participating Fund makes available a sufficient number of Shares to meet the requirements of the Contracts within said ten-day period;

      c. As to a Participating Fund, at the option of Insurance Company, upon the institution of formal proceedings against that Participating Fund by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair that Participating Fund's ability to meet and perform the Participating Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

      d. As to a Participating Fund, at the option of each Participating Fund, upon the institution of formal proceedings against Insurance Company by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Participating Fund's reasonable judgment, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by such Participating Fund with said termination to be effective upon receipt of notice;

      e. As to a Participating Fund, at the option of that Participating Fund, if the Participating Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of that Participating Fund or Dreyfus, such Participating Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Participating Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

      f. As to a Participating Fund, at the option of Insurance Company, if Insurance Company shall determine, in its sole judgment reasonably exercised in good faith that the Participating Fund has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operations of Insurance Company or its Separate Account, the Insurance Company shall notify the Participating Fund in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Participating Fund and any other changes in circumstances since the giving of such notice, such determination of Insurance Company shall continue to apply to the sixtieth
            (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

      g. As to a Participating Fund, upon termination of the Investment Advisory Agreement between that Participating Fund and Dreyfus or its successors unless Insurance Company specifically approves the selection of a new Participating Fund investment adviser. Such Participating Fund shall promptly furnish notice of such termination to Insurance Company;

      h. As to a Participating Fund, in the event that Shares of the Participating Fund are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such Shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately as to that Participating Fund only upon such occurrence without notice;

      i. At the option of a Participating Fund upon a determination by its Board in good faith that it is no longer advisable and in the best interests of shareholders of that Participating Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (i) shall be effective upon notice by such Participating Fund to Insurance Company of such termination;

      j. At the option of a Participating Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if such Participating Fund reasonably believes that the Contracts may fail to so qualify;

      k. At the option of any party to this Agreement, upon another party's breach of any material provision of this Agreement;

      l. At the option of a Participating Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

      m. Upon assignment of this Agreement, unless made with the written consent of every other non-assigning party.

      n. At the option of Insurance Company, upon receipt of Insurance Company's written notice by a Participating Fund, if the Participating Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if Insurance Company reasonably and in good faith believes that the Participating Fund may fail to so qualify;

      o. At the option of Insurance Company, upon receipt of Insurance Company's written notice by a Participating Fund, if the Participating Fund fails to meet the diversification requirements specified in this Agreement or if Insurance Company reasonably and in good faith believes the Participating Fund may fail to meet such requirements;

      p. At the option of Insurance Company or a Participating Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. Insurance Company will give 180 days' prior written notice to the Participating Fund of the date of any proposed vote or other action taken to replace the Shares; or

      q. At the option of Insurance Company or the Participating Fund upon a determination by a majority of the Board, or a majority of the Disinterested Board Members, that an irreconcilable material conflict exists among the interests of: (i) all Contract owners of variable insurance products of all separate accounts; or (ii) the interests of the Insurance Companies investing in the Participating Fund as set forth in Article IV or this Agreement.

      Any such termination pursuant to Section 10.2a, 10.2d, 10.2e, 10.2f or 10.2k herein shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3  Notwithstanding any termination of this Agreement pursuant to Section
      10.2 hereof, each Participating Fund and Dreyfus may, at the option of the Insurance Company, continue to make available additional Shares of that Participating Fund for as long as the Insurance Company desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in that Participating Fund, redeem investments in that Participating Fund and/or invest in that Participating Fund upon the making of additional purchase payments under the Existing Contracts. If such Shares of the Participating Fund continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either of that Participating Fund or Insurance Company may terminate the Agreement as to that Participating Fund, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Participating Fund, need not be for more than six months; or the period needed by the Insurance Company, making a good faith effort, to obtain any necessary approval(s) from the Commission or any state regulatory authority.


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

10.4 Termination of this Agreement as to any one Participating Fund shall not be deemed a termination as to any other Participating Fund unless Insurance Company or such other Participating Fund, as the case may be, terminates this Agreement as to such other Participating Fund in accordance with this Article X.

10.5 In the event that a Participating Fund or Dreyfus should initiate the closure of a Participating Fund, Dreyfus agrees to reimburse the Insurance Company the reasonable costs the Insurance Company incurs that are associated with the closing of such Participating Fund. The Insurance Company, such Participating Fund and Dreyfus shall each use its best efforts to minimize such costs. The Insurance Company shall provide Dreyfus with acceptable documentation for all actual costs related to such closing.

                                  ARTICLE XI
                                  AMENDMENTS

11.1 Any other changes in the terms of this Agreement, except for the addition or deletion of any Participating Fund or class of Shares of a Participating Fund as specified in Exhibit B, shall be made by agreement in writing between Insurance Company and each respective Participating Fund.

                                  ARTICLE XII
                                    NOTICE

12.1 Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

      Insurance Company:
            American Centurion Life Assurance Company
            IDS Life Insurance Company of New York
            1765 Ameriprise Financial Center
            Minneapolis, Minnesota 55474
            Attention: Vice President - Annuities

      With copies (which shall not constitute notice) to:

            IDS Life Insurance Company of New York
            50607 Ameriprise Financial Center
            Minneapolis, Minnesota 55474
            Attention:  Vice President and Group Counsel

      Participating Funds:   Name of Participating Fund
                             c/o The Dreyfus Corporation
                             200 Park Avenue
                             New York, New York 10166
                             Attn: General Counsel
                             Telephone:  212-922-6000
                             Fax: 212-922-6880


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

with copies to:   Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York 10038-4982
                  Attn: David Stephens, Esq.

      Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

                                 ARTICLE XIII
                                 MISCELLANEOUS

13.1 This Agreement has been executed on behalf of each Participating Fund by the undersigned officer of the Participating Fund in his capacity as an officer of the Participating Fund. The obligations of a Participating Fund under this Agreement shall only be binding upon the assets and property of such Participating Fund and shall not be binding upon any director, trustee, officer or shareholder of the Participating Fund individually. It is agreed that the obligations of the Participating Funds are several and not joint, that no Participating Fund shall be liable for any amount owing by another Participating Fund and that the Participating Funds have executed one instrument for convenience only.

13.2 Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

      (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of Insurance Company and its subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 13.2), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

      (b) No Participating Fund shall use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to a Participating Fund as set forth in the Agreement; and each Participating Fund agrees to cause all its employees, agents and representatives, or any other party to whom such Participating Fund may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

      (c) Each Participating Fund and Insurance Company acknowledge that all computer programs and procedures or other information developed or used by the either party to this agreement or any of their employees or agents in connection with each Participating Fund's or Insurance Company's performance of its duties under this Agreement are the valuable property of the Protected Parties.

      (d) Each Participating Fund agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazard to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; each Participating Fund further agrees to cause all its agents, representatives or subcontractors, or any other party to whom such Participating Fund may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 13.2.

      (e) Each Participating Fund and Insurance Company acknowledge that any breach of the agreements in this Section 13.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the affected party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

      (f)   This Section 13.2 shall survive the termination of this Agreement.

13.3 All persons dealing with a Participating Fund must look solely to the property of the Participating Fund for the enforcement of any claims against the Participating Fund as neither the directors, trustees, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Participating Fund.

13.4 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.5 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

13.6 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

                                  ARTICLE XIV
                                      LAW

14.1 This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                  ARTICLE XV
                              FOREIGN TAX CREDITS

15.1 Each Participating Fund agrees to consult in advance with Insurance Company concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Participating Fund's shareholders pursuant to Section 853 of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

ATTEST: AMERICAN CENTURION LIFE ASSURANCE COMPANY IDS LIFE INSURANCE COMPANY OF NEW YORK

By:  /s/ Betsy Hannum         By:  /s/ Gumer C. Alver
    -----------------------   ------------------------------------------------
Name:    Betsy Hannum         Name:    Gumer C. Alvero
Title:   Assistant Secretary  Title:   Vice President - Annuities, American
                                       Centurion Life Assurance Company and
                                       IDS Life of Insurance Company of
                                       New York

ATTEST:                       DREYFUS VARIABLE INVESTMENT FUND

By:                           By: /s/ Michael A. Rosenberg
    -----------------------   ------------------------------------------------
                              Name:    Michael A. Rosenberg
                              Title:   Secretary

ATTEST:                       DREYFUS INVESTMENT PORTFOLIOS

By:                           By:  /s/ Michael A. Rosenberg
    -----------------------   ------------------------------------------------
                              Name:    Michael A. Rosenberg
                              Title:   Secretary

ATTEST:                       THE DREYFUS CORPORATION

By:                           By:  /s/ Gary R. Pierce
    -----------------------   ------------------------------------------------
                              Name:    Gary R. Pierce
                              Title:   Controller

                                   EXHIBIT A

Name of American Centurion Life Separate Accounts
-------------------------------------------------

      ACL Variable Annuity Account 2, established under New York law on October 12, 1995.

Name of IDS Life of New York Separate Accounts
----------------------------------------------

      IDS Life of New York Account 8, established under New York law on September 12, 1985.

                                   EXHIBIT B

                          LIST OF PARTICIPATING FUNDS

           AVAILABLE UNDER AMERICAN CENTURION LIFE SEPARATE ACCOUNTS

FUND NAME                                             SHARE CLASS
---------                                             -----------
Dreyfus Investment Portfolios
   Midcap Stock Portfolio                             Service Class Share
   Technology Growth Portfolio                        Service Class Share

Dreyfus Variable Investment Fund
   Appreciation Portfolio                             Service Class Share
   International Value Portfolio                      Service Class Share
   Small Company Stock Portfolio                      Service Class Share

AVAILABLE UNDER IDS LIFE OF NEW YORK SEPARATE ACCOUNTS

FUND NAME                                      SHARE CLASS
------------------------------------------------------------------------------
Dreyfus Variable Investment Fund
         International Equity Portfolio        Service Class Share
------------------------------------------------------------------------------
         International Value Portfolio         Service Class Share
------------------------------------------------------------------------------


28